EXHIBIT 23.2


            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 19, 2005, in the Registration Statement and related Prospectus of AVAX Technologies, Inc. for the registration of 32,946,460 shares of its common stock.



                                           /s/  Briggs, Bunting & Dougherty, LLP

Philadelphia, Pennsylvania
August 26, 2005